U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

California	33-0056212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

970 Calle Amanacer, Suite F San Clemente, California 92673	Michael W. Brennan 970 Calle Amanacer, Suite F San Clemente, California 92673 (949) 485-6006
(Address of Registrant's Principal Executive Offices)	(Name, address and telephone number of agent for service)

MICRO IMAGING TECHNOLOGY, INC. 2008 EMPLOYEE BENEFIT PLAN

(Full title of the plan)

Copies of all communications to:

11300 W. Olympic Blvd., Suite 800

Los Angeles, California 90064

Facsimile (310) 312-6680

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum offering price	Amount of registration fee

Common Stock	3,000,000 (1)	$0.25 (2)	$750,000 (2)	$23.03
TOTAL	3,000,000	$0.25	$750,000	$23.03

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the closing price of the Common Stock on December 3, 2007, which was $0.25 per share, as reported by NASDAQ.

TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

    Item 1. Plan Information

    Item 2. Registrant Information and Employee Plan Annual Information

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3. Incorporation of Documents by Reference

    Item 4. Description of Securities

    Item 5. Interests of Named Experts and Counsel

    Item 6. Indemnification of Directors and Officers

    Item 7. Exemption for Registration Claimed

    Item 8. Exhibits

    Item 9. Undertakings

SIGNATURES

EXHIBIT 4.1

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 24.1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 11300 W. Olympic Blvd., Suite 800 , Los Angeles , California 90064 .

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s) filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended October 31, 2006 as filed on February 15, 2007 and the Registrant’s Quarterly Reports on Form 10-QSB for the quarters ended January 31, 2007 (filed on March 12, 2007), April 30, 2007 (filed on June 6, 2007) and July 31, 2007 (filed on September 14, 2007).

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Dieterich & Mazarei has given an opinion on the validity of the securities being registered hereunder. Principals in this law firm are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation, as amended, limits the liability of its directors to the fullest extent permitted by the California General Corporation law. Specifically, the directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability (i) for any breach of the duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

The bylaws of the Company provide for the indemnification of the officers and directors to the maximum extent permitted by California law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on December 4, 2007.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Michael W. Brennan

Michael W. Brennan, President & CEO

SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Michael W. Brennan their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Ralph W. Emerson Ralph W. Emerson	Director	December 4, 2007
/s/ Victor A. Hollander Victor A. Hollander	Director	December 4, 2007
/s/ Catherine Patterson Catherine Patterson	Chief Financial Officer	December 4, 2007
/s/ George Farquhar George Farquhar	Chief Operating Officer	December 4, 2007

EXHIBIT INDEX

Exhibit No.                           Description

4.1                                       2008 Employee Benefit Plan, dated December 3, 2007 (filed herewith).

5.1                                       Opinion Re: Legality (filed herewith).

23.1                                     Consent of Accountants (filed herewith).

23.2                                     Consent of Counsel (included in Exhibit 5).

24.1                                     Special Power of Attorney (see signature page).

EXHIBIT 4.1

MICRO IMAGING TECHNOLOGY, INC. 2008 EMPLOYEE BENEFIT PLAN

SECTION 1.

INTRODUCTION

1.1

Establishment. Effective as provided in Section 17, Micro Imaging Technology, Inc., a California corporation (the "Company"), hereby adopts this plan of stock-based compensation for selected Eligible Participants of the Company and affiliated corporation. This plan shall be known as the Micro Imaging Technology, Inc. 2008 Employee Benefit Plan (the "Plan").

1.2

Purpose. The purpose of this Plan is to promote the best interest of the Company, and its stockholders by providing a means of non-cash remuneration to selected Eligible Participants.

SECTION 2.

DEFINITIONS

The following definitions shall be applicable to the terms used in this Plan:

2.1

"Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

2.2

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.3

"Committee" means a committee designated by the Board of Directors to administer this Plan or, if no committee is so designated, the Board of Directors. Any Committee member who is also an Eligible Participant may receive an Option or Stock Award only if he abstains from voting in favor of a grant to himself, and the grant is determined and approved by the remaining Committee members. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoint another Director to fill any vacancy on the Committee.

2.4

"Common Stock" means the Company's $0.01 par value common stock.

2.5

"Company" means Micro Imaging Technology, Inc., a California corporation.

2.6

"Effective Date" means the effective date of this Plan, as set forth in Section 17 hereof.

2.7

"Eligible Participant" means any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions of Section 4 hereof) to be eligible to receive an Option or Stock Award hereunder.

2.8

"Option" means the grant to an Eligible Participant of a right to acquire shares of Common Stock.

2.9

"Plan" means this Micro Imaging Technology, Inc. 2008 Employee Benefit Plan dated December 3, 2007.

2.10

"Stock Award" means the grant to an Eligible Participant of shares of Common Stock issuable directly under this Plan rather than upon exercise of an Option. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3.

ADOPTION AND ADMINISTRATION OF THIS PLAN

Upon adoption by the Company's Board of Directors, this Plan became effective as of December 3, 2007. In the absence of contrary action by the Board of Directors, and except for action taken by the Committee pursuant to Section 4 in connection with the determination of Eligible Participants, any action taken by the Committee or by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

SECTION 4. ELIGIBILITY AND AWARDS

The Committee shall determine at any time and from time to time after the effective date of this Plan: (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to an Option;

(iii) the price per share at which each Option may be exercised, in cash or cancellation of fees for services for which the Company is liable, if applicable, or the value per share if a direct issue of stock pursuant to a Stock Award; and (iv) the terms on which each Option may be granted. Such determination, as may from time to time be amended or altered at the sole discretion of the Committee. Notwithstanding the provisions of Section 3 hereof, no such determination by the Committee shall be final, conclusive and binding upon the Company unless and until the Board of Directors has approved the same; provided, however, that if the Committee is composed of a majority of the persons then comprising the Board of Directors of the Company, such approval by the Board of Directors shall not be necessary.

SECTION 5. GRANT OF OPTION OR STOCK AWARD

Subject to the terms and provisions of this Plan, the terms and conditions under which an Option or Stock Award may be granted to an Eligible Participant shall be set forth in a written agreement (i.e., a Consulting Agreement, Services Agreement, Fee Agreement, or Employment Agreement) or, if an Option, a written Grant of Option. (The form shall be determined by the Committee, in its sole discretion, or may be determined by the Board of Directors)

SECTION 6. TOTAL NUMBER OF SHARES OF COMMON STOCK

The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan shall not be more than 3,000,000, approved by the Board of Directors on December 3, 2007. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of this Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 7. PURCHASE OF SHARES OF COMMON STOCK

7.1

As soon as practicable after the determination by the Committee and approval by the Board of Directors (if necessary, pursuant to Section 4 hereof) of the Eligible Participants and the number of shares an Eligible Participant may be issued directly as a Stock Award or eligible to purchase pursuant to an Option, the Committee shall give written notice thereof to each Eligible Participant, which notice may be accompanied by the Grant of Option, if appropriate, to be executed by such Eligible Participant.

7.2

The negotiated cost basis of stock issued directly as a Stock Award or the exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 7.1 shall be as determined by the Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price as a Stock Award or the Option exercise price per share of Common Stock, the Committee shall take into consideration, among other factors, the restrictions set forth in Section 11 hereof.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

The Committee shall determine the terms and conditions of each Option granted to Eligible Participants, which terms shall be set forth in writing. The terms and conditions so set by the Committee may vary from one Eligible Participant to another. In the event that all the Committee approves an Option permitting deferred payments, the Eligible Participant's obligation to pay for such Common Stock may be evidenced by a promissory note executed by such Eligible Participant and containing such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine.

SECTION 9. DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE OF OPTION

The Company shall deliver to each Eligible Participant such number of shares of Common Stock as such Eligible Participant is entitled to receive pursuant to a Stock Award or elects to purchase upon exercise of the Option. Such shares, which shall be fully paid and nonassessable upon the issuance thereof (unless a portion or all of the purchase price shall be paid on a deferred basis) shall be represented by a certificate or certificates registered in the name of the Eligible Participant and stamped with an appropriate legend referring to the restrictions thereon, if any. Subject to the terms and provisions of the laws of the State of California and the written agreement to which he is a party, an Eligible Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto (except to the extent such Eligible Participant defaults under a promissory note, if any, evidencing the deferred purchase price for such shares), provided that such shares shall be subject to the restrictions hereinafter set forth. In the event of a merger or consolidation to which the Company is a party, or of any other acquisition of a majority of the issued and outstanding shares of Common Stock of the Company involving an exchange or a substitution of stock of an acquiring corporation for Common Stock of the Company, or of any transfer of all or substantially all of the assets of the Company in exchange for stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in Section 11 shall be made solely by the acquiring corporation.

SECTION 10. RIGHTS OF EMPLOYEES; ELIGIBLE PARTICIPANTS

10.1

Employment. Nothing contained in this Plan or in any Option or Stock Award granted under this Plan shall confer upon any Eligible Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Eligible Participant from the rate in existence at the time of the grant of an Option or Stock Award. Whether an authorized leave of absence shall constitute termination of employment shall be determined by the Committee at the time.

10.2

Non-transferability. No right or interest of any Eligible Participant in an Option or Stock Award shall be assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Board of Directors may, in its sole discretion, permit transfers to family members if and to the extent such transfers are permissible under applicable securities laws. In the event of an Eligible Participant's death, an Eligible Participant's rights and interest in an Option or Stock Award shall be transferable by testamentary will or the laws of descent and distribution, and delivery of any shares of Common Stock due under this Plan shall be made to, and exercise of any Options may be made by, the Eligible Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to this Plan is unable to care for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

SECTION 11. GENERAL RESTRICTIONS

11.1

Representations. Eligible Participants to whom an Option or Stock Award is granted shall represent to the Company and agree, that as a condition of exercising such Option, or receiving such Stock Award, in substance and form satisfactory to the Company and its counsel that such person is acquiring the Common Stock subject to the Option or Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, other than pursuant to an effective registration statement under the Securities Act, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

Shares shall not be issued under the Plan unless the issuance and delivery of such shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval of or a favorable ruling from any governmental agency that the Company determines to be necessary or advisable.

11.2

Restrictions on Transfer of Common Stock. The shares of Common Stock issuable directly as a Stock Award or upon exercise of an Option may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or pursuant to an exemption from registration, the availability of which is to be established to the satisfaction of the Company, and any certificates representing shares of Common Stock will bear a legend to that effect. However, the Company may, in the sole discretion of the Board of Directors, register under the Securities Act some or all of the shares of Common Stock reserved for issuance under this Plan. Special resale restrictions may, however, continue to apply to officers, directors, control shareholders and affiliates of the Company and such persons will be required to obtain an opinion of counsel as regards their ability to resell shares received pursuant to this Plan.

11.3

Compliance with Securities Laws. Each Option or Stock Award shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of  Common Stock subject to such Option or Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option or Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.4

Changes in Accounting Rules. Notwithstanding any other provision of this Plan to the contrary, if, during the term of this Plan, any changes in the financial or tax accounting rules applicable to Options or Stock Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel, any then outstanding and unexercised Options.

SECTION 12. COMPLIANCE WITH TAX REQUIREMENTS

Each Eligible Participant shall be liable for payment of all applicable federal, state and local income taxes incurred as a result of the receipt of a Stock Award or an Option, the exercise of an Option, and the sale of any shares of Common Stock received pursuant to a Stock Award or upon exercise of an Option. The Company may be required, pursuant to applicable tax regulations, to withhold taxes for an Eligible Participant, in which case the Company's obligations to deliver shares of Common Stock upon the exercise of any Option granted under this Plan or pursuant to any Stock Award, shall be subject to the Eligible Participant's satisfaction of all applicable federal, state and local income and other income tax withholding requirements.

SECTION 13. PLAN BINDING UPON ASSIGNS OR TRANSFEREES

In the event that, at any time or from time to time, any Option or Stock Award is assigned or transferred to any party (other than the Company) pursuant to the provisions of Section 10.2 hereof, such party shall take such Option or Stock Award pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such interest, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION 14. COSTS AND EXPENSES

All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company.

SECTION 15. CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

Appropriate adjustments shall be made to the number of shares of Common Stock issuable pursuant to an incomplete or pending Stock Award that has not yet been delivered or upon exercise of any Options and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) a reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

SECTION 16. PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify this Plan, including:

(a) Increase the total amount of Common Stock that may be awarded under this Plan, except as provided in Section 15 of this Plan;

(b) Change the classes of persons from which Eligible Participants may be selected or materially modify the requirements as to eligibility for participation in this Plan;

(c) Increase the benefits accruing to Eligible Participants; or

(d) Extend the duration of this Plan.

Any Option or other Stock Award granted to a Eligible Participant prior to the date this Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Eligible Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 11 or Section 15. The termination or any modification or amendment of this Plan shall not, without the consent of an Eligible Participant, affect his rights under an Option or other Stock Award previously granted to him.

SECTION 17. EFFECTIVE DATE OF THIS PLAN

17.1

Effective Date. This Plan is effective as of December 3, 2007, the date it was adopted by the Board of Directors of the Company.

17.2

Duration of this Plan. This Plan shall terminate at midnight on December 2, 2012, which is the day before the fifth anniversary of the Effective Date, and may be extended thereafter or terminated prior thereto by action of the Board of Directors; and no Option or Stock Award shall be granted after such termination. Options and Stock Awards outstanding at the time of this Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

SECTION 18. BURDEN AND BENEFIT

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Eligible Participant, his executives or administrators, heirs, and personal and legal representatives.

Approved by the Board of Directors of Micro Imaging Technology, Inc. on December 3, 2007.

Dated: December 3, 2007

/s/ Michael Brennan

Michael Brennan, Chairman

EXHIBIT 5.1 - OPINION RE: LEGALITY

[Dieterich & Mazarei Letterhead]

December 4, 2007

Micro Imaging Technology, Inc.

970 Calle Amanacer, Suite F

San Clemente, California 92673

Gentlemen,

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Micro Imaging Technology, Inc. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 3,000,000 shares of the Common Stock of the Company (the "Shares") pursuant to the 2008 Employee Benefit Plan.

As counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.

Cordially,

/s/ Christopher Dieterich

Christopher Dieterich, Esq.

EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Registration Statement of Micro Imaging Technology, Inc. on Form S-8, of my report, dated January 31, 2007 relating to my audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of Micro Imaging Technology, Inc. and Subsidiaries.

/S/ Jeffrey S. Gilbert

JEFFREY S. GILBERT

Los Angeles, California

December 4, 2007

 Exhibit 23.2 - Consent of Counsel (included in Exhibit 5)

 Exhibit 24.1 - Special Power of Attorney (see signature page)